EXHIBIT 10.1
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                          SECURITIES PURCHASE AGREEMENT

                          dated as of January 10, 2001

                                      among

                           EXCHANGE APPLICATIONS, inc.

                                (the "Company"),
                                      -------
                                       and

                           THE INVESTORS NAMED HEREIN

                                (the "Investors")
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                                Table of Contents
                                                                            Page

ARTICLE I DEFINED TERMS; RULES OF CONSTRUCTION................................1

   1.1    DEFINED TERMS.......................................................1
   1.2    RULES OF CONSTRUCTION...............................................7

ARTICLE II PURCHASE AND SALE OF SHARES; CLOSING...............................8

   2.1    CERTIFICATE OF AMENDMENT............................................8
   2.2    AUTHORIZATION OF ISSUANCE OF THE PREFERRED SHARES...................8
   2.3    ISSUANCE OF SERIES A PREFERRED STOCK................................8
   2.4    THE CLOSING.........................................................8
   2.5    USE OF PROCEEDS.....................................................9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................9

   3.1    ORGANIZATION, POWER, AUTHORITY AND GOOD STANDING....................9
   3.2    CAPITALIZATION......................................................9
   3.3    AUTHORIZATION AND EXECUTION........................................10
   3.4    AUTHORIZATION OF PREFERRED SHARES AND RESERVED COMMON SHARES.......10
   3.5    NO CONFLICTS.......................................................10
   3.6    APPROVALS..........................................................11
   3.7    COMMISSION FILINGS; FINANCIAL STATEMENTS...........................11
   3.8    PRIVATE OFFERING...................................................11
   3.9    PROVIDED INFORMATION...............................................12
   3.10   CERTAIN CONTRACTS..................................................12
   3.11   INTELLECTUAL PROPERTY RIGHTS.......................................12
   3.12   LITIGATION AND OTHER PROCEEDINGS OR CLAIMS.........................13
   3.13   TERMINATION OF EMPLOYMENT..........................................13
   3.14   REGISTRATION RIGHTS................................................13
   3.15   BROKERS............................................................14

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE INVESTORS...................14

   4.1    AUTHORIZATION, EXECUTION AND ENFORCEABILITY........................14
   4.2    INVESTMENT REPRESENTATIONS.........................................14
   4.3    BROKERS............................................................15

ARTICLE V CLOSING DELIVERIES; POST-CLOSING COVENANTS.........................15

   5.1    COMPANY CLOSING DELIVERIES.........................................15
   5.2    INVESTOR CLOSING DELIVERIES........................................16
   5.3    POST-CLOSING COVENANTS.............................................16

ARTICLE VI INDEMNIFICATION...................................................23

   6.1    SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENTS AND
             COVENANTS, ETC..................................................23
   6.2    INDEMNIFICATION....................................................23

ARTICLE VII MISCELLANEOUS....................................................24

   7.1    EXPENSES...........................................................24
   7.2    PARTIES IN INTEREST; ASSIGNMENT....................................24
   7.3    ENTIRE AGREEMENT...................................................24
   7.4    NOTICES............................................................24
   7.5    AMENDMENTS.........................................................25
   7.6    GOVERNING  LAW; WAIVER OF JURY TRIAL...............................26
   7.7    NO THIRD PARTY RELIANCE............................................26
   7.8    SUBMISSION TO JURISDICTION.........................................26
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   7.9    EXTENSION; WAIVER..................................................27
   7.10   SEVERABILITY.......................................................27
   7.11   INDEPENDENCE OF AGREEMENTS.........................................27
   7.12   COUNTERPARTS; FACSIMILE SIGNATURES.................................27


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                                    SCHEDULES



Schedule I          -      Investors
Schedule 3.1        -      Organization
Schedule 3.2        -      Capitalization
Schedule 3.7        -      Commission Filings; Financial Statements
Schedule 3.11       -      Intellectual Property
Schedule 3.12       -      Litigation and other Proceedings or Claims
Schedule 3.14       -      Registration Rights



                                    EXHIBITS



Exhibit A           -      Form of Registration Rights Agreement
Exhibit B           -      Form of Certificate of Designation
Exhibit C           -      Form of Company Counsel Opinion





































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                  SECURITIES PURCHASE AGREEMENT, dated as of January 10, 2001, among EXCHANGE APPLICATIONS, inc., a Delaware corporation (the "Company"), and the INVESTORS listed on Schedule I (each individually an "Investor" and collectively, the "Investors").

                  The Company together with each of its Subsidiaries, collectively, is primarily in the business of providing marketing automation and enterprise customer relationship management solutions to companies (the "Business"). The Company desires to raise equity financing, and the Investors are willing to purchase certain shares of the Company's capital stock in connection therewith, all on the terms and subject to the conditions set forth herein.

                  ACCORDINGLY, in consideration of the foregoing and the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

                                   ARTICLE I

                      DEFINED TERMS; RULES OF CONSTRUCTION

1.1      DEFINED TERMS.

         Capitalized terms used and not otherwise defined in this Agreement have the meanings ascribed to them below or in the other locations of this Agreement specified below:

                  "Accountants" has the meaning given to such term in Section 5.3(b)(i)(C).

                  "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. As used in this definition, the term "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Securities, by contract or otherwise.

                  "Audit Committee" means the committee of the Board Directors which shall oversee all financial accounting and auditing activities of the Company and shall perform such other functions as is customary for companies similar to the Company, including approving the engagement of the Company's auditors and approving the audit prior to its issuance each year.

                  "Best Knowledge" has the meaning given to such term in Section 1.2.

                  "Board" and "Board of Directors," unless otherwise specified, means the Board of Directors of the Company.

                  "Business" has the meaning given to such term in the Preamble to this Agreement.

                  "Business Day" means each day, except Saturday, Sunday, Federal holidays and any other state-recognized holidays in the States of New York and Massachusetts.

                  "By-laws" means the by-laws of the Company, as amended and in effect at the time in question.

                  "Certificate of Designation" has the meaning given to such term in Section 2.1.

                  "Certificate of Incorporation" means the certificate of incorporation of the Company, as amended and restated and in effect at the time in question including the Certificate of Designation.

                  "Change of Control" means the acquisition (whether by merger, recapitalization, stock purchase or otherwise) by any Person, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (i) the then outstanding shares of capital stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

                  "Claim" means any claim, demand, assessment, judgment, order, decree, action, cause of action, litigation, suit, investigation or other proceeding.

                  "Closing" has the meaning given to such term in Section 2.4.

                  "Closing Date" has the meaning given to such term in Section 2.4.

                  "Commission" means the United States Securities and Exchange Commission.

                  "Commission Filings" means all reports, Registration Statements and other filings filed by the Company with the Commission (and all notes, exhibits and schedules thereto and documents incorporated by reference therein).

                  "Common Stock" means the common stock, $.001 par value per share, of the Company.

                  "Common Stock Equivalents" means all shares of Common Stock outstanding and all shares of Common Stock issuable (without regard to any present restrictions on such issuance) upon the conversion, exchange or exercise of all Securities of the Company that are convertible, exchangeable or exercisable for shares of Common Stock.

                  "Company" has the meaning given to such term in the caption to this Agreement.

                  "Company Contracts" has the meaning given to such term in
Section 3.10.

                  "Contract" means any written or oral loan, contract, agreement, or credit agreement, note, bond, mortgage, indenture, lease, sublease, purchase order, instrument, permit, concession, franchise or license.

                  "Documents " means the Equity Documents and the Financing Documents.

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                  "Encumbrances" mean any liens, charges, encumbrances, claims, options, proxies, pledges, security interests or other similar rights of any nature.

                  "Equity Documents" means this Agreement, the Certificate of Designation, the Registration Rights Agreement and all other documents or instruments designated as Equity Documents by the Company and the Investors.

                  "Equity Incentive Plans" means the (i) 2000 Customer Analytics Holdings, Inc. Equity Incentive Plan, (ii) 1999 Customer Analytics, Inc. Stock Option and Purchase Plan, (iii) 1999 GBI Stock Acquisition Plan, (iv) 1999 Knowledge Stream Partners, Inc. Stock Option Plan, (v) 1998 Stock Incentive Plan, (vi) 1998 Director Stock Option Plan, (vii) 1998 Employee Stock Purchase Plan and (viii) 1996 Stock Incentive Plan, each as amended, and any other stock option, issuance, appreciation rights or other equity incentive plan for the directors, officers and employees of, and consultants to, the Company, which plan has been approved by the Compensation Committee.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Securities" means (i) Securities issued or granted to eligible officers, employees or directors of, or consultants to, the Company pursuant to the Equity Incentive Plans and any Securities issued upon exercise of such Securities; (ii) any Securities issued by the Company in a Public Offering; (iii) Securities issued upon the exercise, conversion or exchange of any Common Stock Equivalents outstanding on the Closing Date or pursuant to the MicroStrategy Agreement; (iv) Series A Preferred Stock issued by the Company pursuant to this Agreement, or Common Stock issued upon conversion thereof; (v) Securities issued as a stock dividend or upon any stock split, recapitalization or other subdivision or combination of Common Stock; (vi) Securities issued pursuant to acquisitions, strategic alliances and joint ventures; and (vii) Securities deemed Excluded Securities by the Requisite Preferred Holders.

                  "Financing Documents" means the Note Purchase Agreement, dated December 15, 2000, among the Company and the Investors (the "Note Purchase Agreement"), the Bridge Promissory Note Due January 10, 2001, dated December 15, 2000, issued by the Company to the Investors (the "Note") and all other documents, certificates or instruments executed in connection with the transactions contemplated thereby.

                  "Fundamental Documents" means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. The Fundamental Documents of the Company are the Certificate of Incorporation and the By-laws.

                  "GAAP" means United States generally accepted accounting principles, consistently applied.

                  "Governmental Entity" means any Federal, state, municipal, or other government, governmental department, commission, board, bureau, agency or instrumentality, or any court or tribunal.

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

                  "InSight" means, collectively, InSight Capital Partners, IV, L.P., InSight Capital Partners (Cayman) IV, L.P., InSight Capital Partners IV (Fund B), L.P. and Insight Capital Partners IV (Co-Investors), L.P., and their respective Affiliates.

                  "Investor" or "Investors" has the meaning given to such term in the caption to this Agreement.

                  "Investor Indemnified Person" has the meaning given to such term in Section 6.2(a).

                  "Investor Representatives" has the meaning given to such term in Section 6.2(a).

                  "Law" means any constitution, law, statute, treaty, rule, ordinance, permit, certificate, directive, requirement, regulation or Order (in each case, whether foreign or domestic) of any Governmental Entity.

                  "Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

                  "Lien" means any security interest, pledge, lien, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, option, commitment or other similar arrangement or interest in real or personal property, whether oral or written.

                  "Loss" means any loss, Liability, Claim, cost, damage, deficiency, Tax, penalty, fine or expense, including interest, penalties, reasonable legal and accounting fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of any indemnifiable event or condition (including derivative actions brought through or in the name of the Company).

                  "Material Adverse Effect" means, with respect to the Company, a material adverse effect on the business, operations, assets, conditions (financial or otherwise), operating results, liabilities or prospects of the Company and its Subsidiaries, taken as a whole, since November 14, 2000.

                  "MicroStrategy Agreement" means the Payment and Registration Rights Agreement, dated as of December 28, 1999, between the Company and MicroStrategy Incorporated in effect on the Closing Date or as amended from time to time.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "NASD Rules Violation" means the Company issuing voting Securities of the Company in violation of NASD Rules 4310, 4350(i)(1)(D), 4351 or any similar rule promulgated by the NASD and applicable to the Company, whether or not the shares of Common Stock are then listed with NASDAQ or quoted on the Nasdaq National Market System or traded in the over-the-counter market. A violation of NASD Rule 4350(i)(1)(D) will result if, pursuant to any provision of the Certificate of Designation, the Company issues more than 6,488,781 shares of Common Stock (such number representing approximately 19.9% of the shares of Common Stock issued and outstanding immediately prior to the Closing).

                  "Note" has the meaning given to such term in the definition of "Financing Documents".

                  "Note Purchase Agreement" has the meaning given to such term in the definition of "Financing Documents".

                  "Observer" has the meaning given to such term n Section 5.3(c)(i).

                  "Offered Securities" has the meaning given to such term
Section 5.3(a)(i).

                  "Orders" means judgments, writs, decrees, injunctions, orders, compliance agreements or settlement agreements of or with any Governmental Entity or arbitrator.

                  "Person" shall be construed in the broadest sense and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and any other entity, including a Governmental Entity.

                  "Preemptive Offer Acceptance Notice" has the meaning given to such term in Section 5.3(a)(ii).

                  "Preemptive Offer Period" has the meaning given to such term in Section 5.3(a)(i).

                  "Preferred Shares" has the meaning given to such term in
Section 2.2.

                  "Preferred Stock" means the preferred stock, $.001 par value per share, of the Company.

                  "Proceeding" means any action, suit, proceeding, complaint, charge, hearing, inquiry or investigation before or by a Governmental Entity or an arbitrator or administrator.

                  "Projections" has the meaning given to such term in Section
3.9.

                  "Proportionate Percentage" means at any time, with respect to any Series A Preferred Holder, the fraction, expressed as a percentage, the numerator of which is the total number of shares of Series A Preferred Stock purchased on the Closing Date and held by such Series A Preferred Holder and the denominator of which is the total number of shares of Series A Preferred Stock purchased on the Closing Date and held by all Series A Preferred Holders, each at the time of determination.

                  "Proposed New Investor" has the meaning given to such term in
Section 5.3(a)(i).

                  "Public Offering" means the consummation of a public offering of Common Stock pursuant to a Registration Statement declared effective under the Securities Act, except that a Public Offering shall not include an offering of securities to be issued as consideration in connection with a business acquisition or an offering of Securities issuable pursuant to an employee benefit plan.

                  "Refused Securities" has the meaning ascribed to such term in
Section 5.3(a)(iii).

                  "Registration Statement" means any registration statement of the Company, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein, filed with the Commission.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated the date hereof, among the Company and the Investors (as defined therein), the form of which is attached hereto as Exhibit A.

                  "Representative" of a Person shall be construed broadly and shall include such Person's partners, officers, directors, employees, agents, counsel, accountants and other representatives.

                  "Requisite Preferred Holders" means the holders of a majority of the outstanding shares of Series A Preferred Stock at the time in question.

                  "Reserved Common Shares" has the meaning given to such term in
Section 2.2.

                  "Securities" means, with respect to any Person, such Person's "securities" as defined in Section 2(1) of the Securities Act and includes such Person's capital stock or other equity interests or any options, warrants or other securities or rights that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity interests.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Series A Preferred Director" has the meaning given to such term in Section 5.3(c)(ii)(A).

                  "Series A Preferred Holder" means a holder of outstanding shares of Series A Preferred Stock.

                  "Series A Preferred Representative" means Insight Venture Associates IV, L.L.C., or any successor thereto approved by the Company (which approval shall not be unreasonably withheld).

                  "Series A Preferred Stock" means the Series A Convertible Redeemable Preferred Stock, $.001 par value per share, of the Company.

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

                  "Subsidiary" means, at any time, with respect to any Person (the "Subject Person"), (i) any Person of which either (x) more than 50% of the Securities entitled to vote in the election of directors or comparable Persons performing similar functions (excluding the Securities entitled to vote only upon the failure to pay dividends thereon or other contingencies) or (y) more than a 50% interest in the profits or capital of such Person, are at the time owned or controlled directly or indirectly by the Subject Person or through one or more Subsidiaries of the Subject Person or (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the Subject Person and are recorded on the books of the Subject Person for financial reporting purposes in accordance with GAAP.

                  "Tax" means, with respect to any Person, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits Taxes, alternative or add-on minimum Taxes, customs duties and other Taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to Tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any).

                  "Trading Day" means any day on which securities are traded on National Association of Securities Dealers, Inc.'s Automated Quotation System.

1.2      RULES OF CONSTRUCTION.

         The term "this Agreement" means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. In this Agreement, the term "Best Knowledge" of the Company means actual knowledge of the executive officers of the Company, including Andrew Frawley, David McFarlane, Dan Haley, Mike McGonagle, John O'Brien, George Abatjoglou and Kris Zaepfel, after making reasonable inquiry of the matters in question. The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure

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

shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

                                   ARTICLE II

                      PURCHASE AND SALE OF SHARES; CLOSING

2.1      CERTIFICATE OF AMENDMENT.

         At or prior to the Closing (as defined below), the Company shall file with the Secretary of State of the State of Delaware a Certificate of Designation (the "Certificate of Designation"), the form of which is attached hereto as Exhibit B, which (i) designates 5,330,000 shares of the Company's capital stock as Series A Preferred Stock and (ii) sets forth the terms, designations, powers, preferences and relative rights and the qualifications, limitations and restrictions, of the Series A Preferred Stock.

2.2      AUTHORIZATION OF ISSUANCE OF THE PREFERRED SHARES.

         Subject to the terms and conditions hereof, the Company has authorized
(i) the issuance and sale to the Investors of an aggregate of 5,325,645 shares (the "Preferred Shares") of the Series A Preferred Stock and (ii) the reservation of an aggregate of up to 6,488,781 shares of Common Stock issuable upon the conversion of the Preferred Shares (the "Reserved Common Shares").

2.3      ISSUANCE OF SERIES A PREFERRED STOCK.

         At the Closing, subject to the receipt of the deliveries set forth in
Article V, (i) the Company shall issue, sell and deliver to each Investor that number of Preferred Shares set forth opposite such Investor's name on Schedule I hereto and (ii) (A) each Investor shall purchase from the Company such Preferred Shares and shall deliver to the Company the amount set forth opposite such Investor's name on Schedule I, payable by wire transfer of immediately available funds to a bank account designated in writing by the Company and (B) the Investors, acting as a group, shall surrender to the Company the Note (which surrender shall terminate all obligations under the Note and the Company shall mark the Note "Cancelled" or "Paid in Full"), each of (A) and (B) in full payment of the purchase price for the Preferred Shares.

2.4      THE CLOSING.

         The closing of the issuance and sale of the Preferred Shares hereunder (the "Closing") shall take place simultaneous with the execution and delivery of this Agreement, at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112, or at such other place as is agreed to by the parties. The date on which the Closing occurs is referred to herein as the "Closing Date".

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

2.5      USE OF PROCEEDS

         The proceeds received by the Company from the sale of the Preferred Shares shall be used by the Company for working capital and general corporate purposes.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                                   THE COMPANY

         As a material inducement to the Investors to enter into and perform their respective obligations under this Agreement, the Company hereby represents and warrants to each of the Investors as follows:

3.1      ORGANIZATION, POWER, AUTHORITY AND GOOD STANDING.

         Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite corporate or other power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted and as presently proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified and in good standing to transact business as a foreign Person in those jurisdictions set forth on
Schedule 3.1, which constitute all the jurisdictions in which the character of the property owned, leased or operated by the Company and each of its Subsidiaries or the nature of the business or activities conducted by the Company and each of its Subsidiaries makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. The Company has delivered to the Investors a correct and complete copy of the Certificate of Incorporation. A copy of the By-laws is filed as an exhibit to the Commission Filings.

3.2      CAPITALIZATION.

         (a) Immediately upon consummation of the Closing, the authorized, issued and outstanding capital stock of the Company shall consist of:

                  (i) 10,000,000 shares of Preferred Stock, of which 5,330,000 shall be designated as Series A Preferred Stock and validly issued and outstanding, fully paid and nonassessable; and

                  (ii) 150,000,000 shares of Common Stock, of which:

                       (A) 32,606,938 shares shall be validly issued and outstanding, fully paid and nonassessable;

                       (B) 6,488,781 shares shall be reserved for issuance upon conversion of the Series A Preferred Stock;

                       (C) 366,565 shares shall be reserved as treasury shares; and

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

                       (D) 12,185,499 shares shall be reserved for issuance in accordance with the Equity Incentive Plans.

         (b) Except as contemplated by the Equity Documents or otherwise set forth on Schedule 3.2, there are, and immediately after consummation of the Closing there will be, no (i) outstanding warrants, options, agreements, convertible Securities or other commitments or instruments pursuant to which the Company is obligated to issue, sell or otherwise transfer any capital stock or other securities or (ii) preemptive or similar rights to purchase or otherwise acquire Securities of the Company pursuant to any provision of Law, the Company's Fundamental Documents or any Contract to which the Company is a party.

         (c) All Securities issued by the Company have been issued in transactions in accordance in all material respects with applicable state and federal laws and regulations governing the sale and purchase of Securities.

3.3      AUTHORIZATION AND EXECUTION.

         The Company has all requisite corporate power and authority to execute and deliver each Equity Document to which it is a party, and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of each such Equity Document and all related transactions, and to perform its obligations and to consummate the transactions contemplated by each such Equity Document. The execution, delivery and performance by the Company of each Equity Document has been duly authorized by all requisite corporate action by the Company, and each Equity Document has been duly executed and delivered by the Company. No other corporate or stockholder action on the part of the Company is necessary for such authorization, execution and delivery. Each Equity Document constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Laws affecting creditors' rights and remedies generally, and subject, in the case of enforceability, to general principles of equity (regardless of whether enforcement is sought in a Proceeding at law or in equity).

3.4      AUTHORIZATION OF THE PREFERRED SHARES AND RESERVED COMMON SHARES.

         The authorization, reservation, issuance, sale and delivery, as applicable, of the Preferred Shares and the Reserved Common Shares have been duly and validly authorized by all requisite corporate action on the part of the Company. The Preferred Shares and the Reserved Common Shares (assuming the issuance thereof in accordance with the applicable terms of this Agreement), will be duly and validly issued and outstanding, fully paid and nonassessable, with no personal Liability attaching to the ownership thereof, free and clear of any Encumbrances whatsoever and with no restrictions on the voting rights thereof and other incidents of record and beneficial ownership pertaining thereto and not subject to any preemptive rights, rights of first refusal or other similar rights of the stockholders of the Company.

3.5      NO CONFLICTS.

         The execution, delivery and performance by the Company of each Equity Document to which it is a party, the issuance, sale and delivery of the Preferred Shares and the Reserved

Shares, and compliance with the provisions hereof and thereof by the Company, will not (a) violate any provision of Law or any Order applicable to the Company or any of its properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any Encumbrance upon any of the properties or assets of the Company under the Fundamental Documents of the Company or, except as previously disclosed in writing to the Investors, any material Contract to which it is a party or (c) conflict with or violate any provision of the Fundamental Documents of the Company currently in effect.

3.6      APPROVALS.

         No permit, authorization, consent or approval of or by, or any notification of or filing with, any Person is required in connection with the execution, delivery or performance by the Company of each Equity Document to which it is a party.

3.7      COMMISSION FILINGS; FINANCIAL STATEMENTS.

         (a) The Company has filed all Commission Filings that it has been required to file with the Commission under the Securities Act and the Exchange Act. As of the respective dates of their filing with the Commission, or the date of any amendment thereto filed on or prior to the date hereof, the Commission Filings complied as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (b) Each of the historical consolidated financial statements of the Company (including any related notes or schedules) included in the Commission Filings was prepared in accordance with GAAP (except as may be disclosed therein), and complied in all material respects with the rules and regulations of the Commission. Such financial statements fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments). Except as set forth or reflected in the Commission Filings filed prior to the date hereof or as set forth on Schedule 3.7, neither the Company nor any of its Subsidiaries have any Liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

3.8      PRIVATE OFFERING.

         Assuming the accuracy of the representations of the Investors in
Section 4.2, the offering, sale, issuance and delivery by the Company of the Preferred Shares and the Reserved Common Shares (assuming the issuance thereof in accordance with the applicable terms of this Agreement), are or will be, as the case may be, exempt from registration under the Securities Act and applicable state securities laws and the rules and regulations promulgated thereunder.

Neither the Company or its Subsidiaries, nor any Person acting on their behalf, has offered or sold or will offer or sell any Securities, or has taken or will take any other action (including, without limitation, any offering of any Securities of the Company under circumstances that would require, under the Securities Act or any applicable blue-sky laws, the integration of such offering with the transactions contemplated by this Agreement), which would subject the transactions contemplated by this Agreement to the registration provisions of the Securities Act.

3.9      PROVIDED INFORMATION.

         All written summaries provided by the Company to legal counsel for the Investors on or about December 26, 2000 with regard to the events leading up to the Company's press releases of September 29, 2000 and October 2, 2000 are accurate in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made. The financial projections concerning the Company and its Subsidiaries and the transactions contemplated by this Agreement contained in the "street plan" projections (the "Projections") that have been made available to the Investors and its accountants in connection with the transactions contemplated by this Agreement were at the time they were made available to the Investors and their accountants prepared on a basis reflecting the reasonable good faith estimates and judgments of the Company's management as to the future financial performance of the Company and its Subsidiaries for the periods covered thereby. The Projections are specifically and expressly limited and qualified by the underlying written assumptions disclosed therein.

3.10     CERTAIN CONTRACTS.

         All material Contracts to which the Company or any of its Subsidiaries is a party or may be bound that are required by Item 610(b)(10) of Regulation S-K to be filed as exhibits to, or incorporated by reference in, the Company's Form 10-K or the Company's Form 10-Q are referred to herein as "Company Contracts". All Company Contracts are legal, valid and binding and in full force and effect on the date hereof, except to the extent previously disclosed in writing to the Investors, to the extent they have previously expired in accordance with their terms or to the extent such failure to be so legal, valid and binding would not reasonably be expected to have a Material Adverse Effect and, neither the Company nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act that, with or without notice, lapse of time, or both, would constitute a default under the provisions of any Company Contract, except as previously disclosed in writing to the Investors or for defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.11     INTELLECTUAL PROPERTY RIGHTS.

         (a) To the Company's Best Knowledge, each of the Company and its Subsidiaries owns or is licensed to use all trademarks, copyrights, service marks, and applications and registrations therefor, and all trade names, domain names, web sites, customer lists, trade secrets, proprietary processes and formulae, inventions, know-how, other confidential and proprietary information, and other industrial and intellectual property rights necessary to permit the Company and its Subsidiaries to carry on its business as presently conducted. To the Company's

Best Knowledge, each of the Company and its Subsidiaries has the right to bring infringement actions with respect to all trademarks, copyrights, service marks, trade names, domain names, trade secrets, proprietary processes and formulae, inventions, know how and other confidential and proprietary information that it owns. Except as otherwise disclosed in Schedule 3.11, all registered patents, copyrights, trademarks, and service marks owned by the Company and its Subsidiaries are in full force and effect and are not subject to any Taxes or maintenance fees. Except as otherwise disclosed in Schedule 3.11, there is no pending or, to the Best Knowledge of the Company, threatened Claim or litigation against the Company or any Subsidiary contesting the right to use its intellectual property rights, asserting the material misuse of any thereof, or asserting the material infringement or other material violation of any intellectual property right of a third party. All inventions and know-how conceived by employees of the Company and its Subsidiaries and used by the Company and its Subsidiaries are owned by the Company or a Subsidiary. Except as disclosed on Schedule 3.11, each of the Company and its Subsidiaries has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets, proprietary processes, formulae, inventions, know-how and other confidential and proprietary information.

         (b) Except as otherwise disclosed in Schedule 3.12, no Proceedings or Claims in which the Company or any Subsidiary alleges that any Person is materially infringing upon, or otherwise materially violating, any patents, trademarks, copyrights, service marks, and applications and registrations therefor are pending, and none have been served by, instituted or asserted by the Company or any Subsidiary, nor are any Proceedings or Claims threatened alleging any such material violation or material infringement, nor does the Company or any Subsidiary know of any valid basis for any such Proceedings or Claims.

3.12     LITIGATION AND OTHER PROCEEDINGS OR CLAIMS.

         Except as set forth on Schedule 3.12, there are no (i) Proceedings or Claims pending against or initiated by the Company or any Subsidiary or, to the Best Knowledge of the Company, threatened against the Company or any Subsidiary, whether at law or in equity, whether civil or criminal in nature, except for Proceedings or Claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (ii) material Orders with respect to the Company or any Subsidiary.

3.13     TERMINATION OF EMPLOYMENT.

         To the Company's Best Knowledge, no executive officer or key employee, or any group of key employees, intends to terminate their employment with the Company or any Subsidiary, nor does the Company or any Subsidiary have a present intention to terminate the employment of any officer, key employee or group of key employees.

3.14     REGISTRATION RIGHTS.

         Except as contemplated by the Registration Rights Agreement and except as set forth on Schedule 3.14, no Person has any right to cause the Company to effect the registration under the Securities Act of any shares of Common Stock or any other Securities of the Company.

3.15     BROKERS.

         The Company has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         Each Investor represents and warrants to the Company as follows:

4.1      AUTHORIZATION, EXECUTION AND ENFORCEABILITY.

         Each Investor has the requisite power and authority (corporate or otherwise) to execute, deliver and perform the Equity Documents to which it is a party and the transactions contemplated thereby, and the execution, delivery and performance by such Investor of the Equity Documents to which it is a party have been duly authorized by all requisite action by such Investor and each such Equity Document, when executed and delivered by such Investor, constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Laws affecting creditors' rights and remedies generally, and subject, as in the case of enforceability, to general principles of equity (regardless of whether enforcement is sought in a Proceeding at law or in equity).

4.2      INVESTMENT REPRESENTATIONS.

         (a) The Preferred Shares to be purchased by the Investors hereunder are acquired for their own account, for investment and not with a view to the distribution thereof in violation of the Securities Act or applicable foreign or state securities Laws.

         (b) Each Investor understands that (i) the Preferred Shares have not been, and that the Reserved Common Shares will not be, registered under the Securities Act or applicable foreign or state securities Laws, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and applicable foreign and state securities Laws and (ii) the Preferred Shares, and the Reserved Common Shares, must be held by the Investors or each Investor, as the case may be, indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable foreign and state securities Laws or is exempt from registration thereof. Each Investor is an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

         (c) Except for the acquisition of the Note by the Investors pursuant to the Note Purchase Agreement and for the transactions contemplated hereby, no Investor or any Affiliate has (i) bought or sold Securities, or options to buy or sell Securities, of the Company, (ii) requested, instructed or knowingly participated in a plan or arrangement with another Person to buy or sell Securities, or options to buy or sell Securities, of the Company, at any time during the period commencing on October 15, 2000 and ending on (and including) the Closing Date.

4.3      BROKERS.

         None of the Investors have employed any broker or finder in connection with the transactions contemplated by this Agreement.

                                   ARTICLE V

                   CLOSING DELIVERIES; POST-CLOSING COVENANTS

5.1      COMPANY CLOSING DELIVERIES.

         The obligation of each Investor to purchase and pay for the Preferred Shares to be purchased hereunder at the Closing is subject to the delivery of the following items (unless waived by such Investor).

         (a) Certificate of Designation. Evidence satisfactory to the Investors that the Certificate of Designation has been filed with, and accepted by, the Secretary of State of the State of Delaware.

         (b) Issuance of the Preferred Shares. The Company shall have duly issued and delivered to each Investor the certificate or certificates registered in the name of such Investor representing the number of Preferred Shares being purchased by such Investor at the Closing as set forth on Schedule I under the heading "Preferred Shares."

         (c) Reservation of Common Shares. Evidence satisfactory to the Investors that the Company has reserved the Reserved Common Shares for issuance upon conversion of the Preferred Shares.

         (d) Other Equity Documents. Each of the other Equity Documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto and shall be in full force and effect and shall be enforceable against the Company and such parties in accordance with their respective terms.

         (e) Opinion of Counsel. The Investors shall have received a favorable legal opinion from Bingham Dana LLP, counsel to the Company, addressed to each of the Investors, dated as of the Closing Date, in a form attached hereto as Exhibit C.

         (f) Supporting Documents. The Investors shall have received copies of the following supporting documents (in form and substance reasonably satisfactory to the Investors):

                  (i) a certificate of the Secretary of State of the State of Delaware, dated as of a recent date as to the due incorporation and good standing of the Company;

                  (ii) a telegram, telex or other acceptable method of confirmation from the Secretary of State of the State of Massachusetts as of the close of business on the next business day preceding the Closing Date as to the continued good standing of the Company;

                  (iii) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the Closing Date and certifying on behalf of the Company: (1) that attached thereto is a true, correct and complete copy of each of the Fundamental Documents of the Company as in effect on the date of such certification (each of which shall be in form and substance reasonably satisfactory to the Investors); (2) that attached thereto is a true, correct and complete copy of all resolutions adopted by the Board of Directors (and any committees thereof) and the stockholders of the Company authorizing the execution, delivery and performance of the Equity Documents and the issuance, sale, and delivery of the Preferred Shares, and that all such resolutions are in full force and effect; (3) that the Fundamental Documents of the Company have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i) above; and (4) the incumbency and specimen signature of all officers of the Company executing the Equity Documents, the stock certificates representing the Preferred Shares, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii); and

                  (iv) such additional supporting documents and other information with respect to the operations and affairs of the Company and its Subsidiaries as the Investors may reasonably request.

5.2      INVESTOR CLOSING DELIVERIES.

         The obligation of the Company to issue, deliver and sell the Preferred Shares at the Closing is subject to the delivery of the following items (unless waived by the Company):

         (a) Other Equity Documents. Each of the other Equity Documents shall have been duly authorized, executed and delivered by the Investors and the other parties thereto and shall be in full force and effect and shall be enforceable against the Investors and such parties in accordance with their terms.

         (b) Wire Transfers. Each Investor shall have delivered by wire transfer of immediately available funds the amount set forth opposite such Investor's name on Schedule I hereto under the heading "Cash Purchase Price" to such bank account as the Company shall designate to each Investor in writing on or prior to the day immediately preceding the Closing Date.

         (c) Tender of the Note. The Investors shall have surrendered to the Company the Note.

5.3      POST-CLOSING COVENANTS.

(a)      Rights To Subscribe For Securities.

                  (i) For so long as any of the Investors and their Affiliates own collectively at least 75% of the Series A Preferred Stock purchased by the Investors on the Closing Date, in the event that any equity and/or equity-linked Securities (the "Offered Securities"), other than Excluded Securities, are proposed to be issued by the Company or any Subsidiary to any Person (a "Proposed New Investor"), the Company or any Subsidiary shall deliver to each Series A Preferred Holder a written notice (which notice shall state the number or amount of the Offered Securities proposed to be issued, the purchase price therefor and any other terms or conditions of the proposed issuance) of such issuance at least 30 days prior to the date of the proposed issuance (the "Preemptive Offer Period").

                  (ii) Each Series A Preferred Holder shall have the option, exercisable at any time during the first 20 days of the Preemptive Offer Period by delivering written notice to the Company (a "Preemptive Offer Acceptance Notice"), to subscribe for (i) the number or amount of such Offered Securities up to its Proportionate Percentage of the total number or amount of Offered Securities proposed to be issued and (ii) up to its Proportionate Percentage of the Offered Securities not subscribed for by other Series A Preferred Holders as specified in its Preemptive Offer Acceptance Notice. Any Offered Securities not subscribed for by the Series A Preferred Holders shall be deemed to be re-offered to and accepted by the Series A Preferred Holders exercising their options specified in clause (ii) of the immediately preceding sentence with respect to the lesser of (A) the amount specified in their respective Preemptive Offer Acceptance Notices and (B) an amount equal to their respective Proportionate Percentages (computed without including Series A Preferred Holders who have not exercised their option specified in clause (ii) of the immediately preceding sentence) with respect to such deemed reoffer. Such deemed reoffer and acceptance procedures described in the immediately preceding sentence shall be deemed to be repeated until either (x) all of the Offered Securities are accepted by the Series A Preferred Holders or (y) no Series A Preferred Holder desires to subscribe for more Offered Securities. The Company shall notify each Series A Preferred Holder within five days following the expiration of the Preemptive Offer Period of the number or amount of Offered Securities which such Investor has subscribed to purchase.

                  (iii) If Preemptive Offer Acceptance Notices are not given by the Series A Preferred Holders for all the Offered Securities, the Company may issue all or any part of such Offered Securities as to which Preemptive Offer Acceptances Notices have not been given by the Series A Preferred Holders (the "Refused Securities") to the Proposed New Investor, in accordance with the terms set forth in the Preemptive Offer. Upon the closing, which shall include full payment to the Company, of the sale to the Proposed New Investor of all the Refused Securities, the Series A Preferred Holders shall purchase from the Company, and the Company shall sell to the Series A Preferred Holders, the Offered Securities with respect to which Preemptive Offer Acceptance Notices were delivered by the Series A Preferred Holders, at the terms specified in the Preemptive Offer Acceptance Notice. In each case, any Offered Securities not purchased within 90 days of the end of the Preemptive Offer Period by the Proposed New Investor in accordance with this Section 5.3(a) may not be sold or otherwise disposed of until they are again offered to the Series A Preferred Holders under the procedures specified in this Section 5.3(a).

                  (iv) Notwithstanding the foregoing, no Series A Holder may exercise its right to subscribe to any Offered Securities pursuant to this Section 5.3(a) to the extent, and only to the extent, that the result of such exercise would (A) constitute a Change of Control or (B) result in a NASD Rules Violation.

         (b) Information Rights.

                  (i) Reports. For so long as 25% of the Series A Preferred Stock remains outstanding, the Company shall furnish to the Series A Representative the following:

                       (A) Monthly Statements. As soon as available, but no
              later than 30 days after the end of each monthly accounting period, an unaudited internal financial report of the Company, which report shall be prepared in a manner consistent with GAAP consistently applied, and otherwise in the form provided to the Company's senior management, and which shall include the following:

                            (1) profit and loss statement for such monthly
                                accounting period, together with a cumulative profit and loss statement for the prior twelve-month period and for the comparable twelve-month period for the prior year;

                            (2) balance sheet as at the last day of such monthly
                                accounting period;

                            (3) cash flow analysis for such monthly accounting
                                period together with a cumulative cash flow statement from the first day of the current year to the last day of such monthly accounting period;

                            (4) comparison between all of the actual figures
                                provided pursuant to clauses (1), (2) and (3) above (including, in the cases of clauses (1) and (2), the cumulative statements), for such monthly accounting period and the comparable figures for the prior year for such monthly accounting period, with an explanation of any material differences between them and compared to the budget for such period; and

                            (5) a report by management of the Company of the
                                operating and financial highlights of the Company for such monthly accounting period and the cumulative period for the fiscal year to date which shall include a comparison between operating and financial results and the corresponding plan or budget and a discussion of the variances between current and prior periods.

              The reports furnished by the Company pursuant to clauses (1) and
              (5) of the preceding sentence shall be certified by the chief financial officer of the Company.

                       (B) Quarterly Report. As soon as available, but no later
              than 30 days after the end of each calendar quarter, in addition to the financial statements for the three prior monthly accounting periods, the Company shall complete a quarterly report, which quarterly report shall be certified by the chief financial officer of the Company.

                       (C) Annual Audit. As soon as available, but not later
              than 90 days after the end of each fiscal year of the Company, audited financial statements of the Company, which shall include a statement of cash flows and statement of operations for such fiscal year and a balance sheet as at the last day thereof, each prepared in accordance with GAAP (except as set forth in the notes thereto), and accompanied by the report of a firm of independent certified public accountants of nationally recognized standing selected by the Audit Committee (the "Accountants").

                       (D) Budget. Within 30 days after the end of each fiscal
              year of the Company, an annual updated consolidated budget and work plan, including projected income statements, balance sheets and cash flow statements (setting forth in detail the assumptions therefor) on a quarterly basis for the Company and its Subsidiaries for the immediately following fiscal year of the Company, which such budget and work plan shall be approved by the Board and the Requisite Preferred Holders at the first regularly scheduled meeting of the Board of the Company thereafter.

                       (E) Subsidiaries. If for any period the Company shall
              have any Subsidiary or Subsidiaries whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing clauses shall be consolidated (and consolidating if normally prepared by the Company) financial statements of the Company and all such consolidated Subsidiaries.

                       (F) Accountants Reports. Promptly upon becoming
              available, copies of all reports prepared for or delivered to the management of the Company by the Accountants.

                       (G) Material Events. Promptly upon becoming aware of any
              condition or event that could reasonably be expected to have a Material Adverse Effect on the Company (including any material defaults, litigation, governmental inquiry, or discovery of a significant liability but excluding general market conditions), a report summarizing such condition or event and the Company's proposed response thereto.

                       (H) Miscellaneous. Promptly upon request, any other
              documentation or information reasonably requested by any Series A Preferred Holder.

                  (ii) Access to Records and Properties. For so long as at least 25% of the Series A Preferred Stock remains outstanding, the Company shall afford to each of the Series A Preferred Representative and its Representatives, during normal business hours upon 3 Business Days advance notice, the right to (i) visit and inspect the assets and properties of the Company, (ii) examine upon reasonable advance notice, the books of accounts and records of the Company and (iii) make copies of such records and permit such Persons to discuss all aspects of the Company with any officers, employees or Accountants of the Company; provided, however, that such investigation shall not unreasonably interfere with the operations of the Company. The Company will instruct the Accountants to discuss such aspects of the financial condition of the Company with the Series A Preferred Representative and its Representatives as may reasonably request, and to permit the Series A Preferred Representative and its Representatives to inspect, copy and make extracts from such financial statements, analyses, work papers and other documents and information (including electronically stored documents and information) prepared by the Accountants with respect to the Company as may reasonably request. All costs and expenses incurred by the Series A Preferred Representative and its Representatives in connection with exercising such rights of access shall be borne by the Series A Preferred Representative, and all out-of-pocket costs and expenses incurred by the Company in complying with any extraordinary requests by the Series A Preferred Representative and its Representatives in connection with exercising such access rights shall be borne by the Series A Preferred Representative.

                  (iii) Confidential Information. Each Series A Preferred Holder and its Representatives shall hold in confidence all nonpublic information of the Company provided or made available to such Series A Preferred Holder and its Representatives pursuant to this Section 5.3(b) until such time as such information has become publicly available other than as a consequence of any breach by such Series A Preferred Holder and its Representatives of its confidentiality obligations hereunder (provided that such information may be disclosed to any other Series A Preferred Holder and Representatives who are bound by this provision) and shall not (A) trade or otherwise directly or indirectly transfer any Securities of the Company in violation of the Securities Act or Exchange Act or (B) use such information for any purpose other than exercise of its rights as a holder of Securities and its rights under this Agreement and the Related Documents.

         (c) Board of Directors; Committees.

                  (i) Observation Rights. Two representatives appointed by the Requisite Preferred Holders (each such representative, an "Observer", and together, the "Observers") shall be entitled to serve as observers at all meetings of the Boards of Directors of the Company and each Subsidiary and all committees thereof. Such right shall from time to time be exercisable by delivery to the Company of written notice from the Requisite Preferred Holders specifying the names of the Observers. Such right of the Requisite Preferred Holders to appoint the Observers shall expire on the date more than 75% of the shares of Series A Preferred Stock purchased on the Closing Date have been converted pursuant to the Certificate of Designation into Common Stock.

                       (A) Each of the Company and its Subsidiaries will give
              each Observer reasonable prior notice (it being agreed that the same prior notice given to the Board of Directors of the Company and its Subsidiaries shall be deemed reasonable prior notice) in any manner permitted in the Company's or each Subsidiary's By-laws for notices to directors of the time and place of any proposed meeting of each such Board of Directors, such notice in all cases to include true and complete copies of all documents furnished to any director in connection with such meeting. Each Observer will be entitled to be present in person as an observer at any such meeting or, if a meeting is held by telephone conference, to participate therein for the purpose of listening thereto.

                       (B) Each of the Company and its Subsidiaries will deliver
              to each Observer copies of all papers which may be distributed from time to time to the directors of the Company or each Subsidiary at such time as such papers are so distributed to them, including copies of any written consent. In addition, from time to time upon the request of each Observer, the Company or each Subsidiary will furnish to such Observer such information regarding the business, affairs, prospects and financial condition of the Company or each Subsidiary as such Observer may reasonably request.

                       (C) Each of the Company and its Subsidiaries shall
              reimburse the Observers for all travel and related expenses incurred by the Observers in connection with attending such meetings and monitoring the investment of the Series A Preferred Holders in the Series A Preferred Stock.

                       (D) Each Observer shall hold in confidence all nonpublic
              information of the Company provided or made available to such Observer pursuant to this Section 5.3(c) until such time as such information has become publicly available other than as a consequence of any breach by such Observer or any Investor of its confidentiality obligations hereunder (provided that such information may be disclosed to any other Persons who are bound by this provision) and shall not (1) trade or otherwise directly or indirectly transfer any Securities of the Company in violation of the Securities Act or Exchange Act or (2) use such information for any purpose other than exercise of its rights as a holder of Securities and its rights under this Agreement and the other Equity Documents.

                  (ii) Election of Board Members.

                       (A) The number of directors constituting the Board of
              Directors of the Company and each Subsidiary, as fixed from time to time by the Board of Directors of the Company or any Subsidiary in accordance with the Company's or each Subsidiary's By-laws, shall initially be not less than five. At the election of the Requisite Preferred Holders, the Company shall use its best efforts to cause an Observer or such other individual appointed by the Requisite Preferred Holders to serve in place of an Observer, or a replacement thereof, to be nominated and elected to the Board of Directors of the Company and each Subsidiary, and any committee thereof (the "Series A Preferred Director"); provided, however, that such right of the Requisite Preferred Holders to designate and approve a director shall expire on the date of the regularly scheduled annual meeting of the stockholders of the Company held immediately after more than 75% of the shares of Series A Preferred Stock purchased on the Closing Date have been converted pursuant to this Certificate of Designation into Common Stock and, at the written request of the Company, the Series A Director shall resign its position as a director of the Company and each Subsidiary at such meeting.

                       (B) The Series A Preferred Director shall be removed
              without cause only by the Requisite Preferred Holders.

                       (C) The Company shall reimburse the Series A Preferred
              Director for all travel and related expenses incurred by the Series A Preferred Director in connection with attending such meetings and monitoring the investment of the Series A Preferred Holders in the Series A Preferred Stock.

                       (D) The Company and each Subsidiary shall maintain
              directors' and officers' insurance policies customary for companies similar to the Company and its Subsidiaries, which policies shall name as an insured, or otherwise provide insurance coverage to, the Series A Director.

         (d) Work Plan. As soon as practicable after the Closing Date (but in any event by January 17, 2001), the parties shall work together in good faith to develop and complete a work plan for the Company and it Subsidiaries, which work plan shall (i) include a timetable as to the hiring of personnel, product development and other matters agreed to by the parties and (ii) be included in the package of materials presented to the Board of the Company at the meeting scheduled to be held on January 17, 2001.

         (e) Senior Financing. At the Company's request, the Investors shall negotiate in good faith with the Company and its lenders to execute and deliver reasonable and customary documentation required to subordinate (on reasonable and customary terms) the right of the Series A Preferred Holders to receive payments of cash from the Company with respect to their Series A Preferred Stock.

         (f) Public Announcements. Except as otherwise required by Law or by the rules of NASDAQ, so long as this Agreement is in effect, neither the Company or the Investors, nor any of their respective Representatives, will issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. The Company and the Investors will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

         (g) Further Assurances. The Parties shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of the Company or the Investors to carry out the provisions and purposes of this Agreement and the other Equity Documents.

                                   ARTICLE VI

                                 INDEMNIFICATION

6.1      SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS, ETC.

         All statements contained in any other Equity Document or any closing certificate delivered by the Company or the Investors pursuant to this Agreement shall constitute representations and warranties by the Company or the Investors, as applicable, under this Agreement. Notwithstanding any investigation made at any time by or on behalf of any party hereto, all representations and warranties contained in this Agreement or made in writing by or on behalf of the Company or an Investor, as applicable, in connection with the transactions contemplated by this Agreement shall survive the Closing until the fifteenth (15th) month anniversary of the Closing Date. All agreements and covenants contained in this Agreement or made in writing by or on behalf of the Company or an Investor, as applicable, in connection with the transactions contemplated by this Agreement shall survive the Closing indefinitely or until they are earlier terminated by their terms.

6.2      INDEMNIFICATION.

         (a) In addition to all other rights and remedies available to the Investors, the Company and each Subsidiary shall indemnify, defend and hold harmless each Investor and its Affiliates and their respective partners, officers, directors, employees, agents and representatives (collectively, the "Investor Representatives"; and together with such Investor, the "Investor Indemnified Persons") against all Losses in connection with or arising from any Claim asserted against any Person (whenever made) resulting from or caused by any transaction, status, event, condition, occurrence or situation relating to, arising out of or in connection with (A) the status, or conduct of the Business and affairs of, the Company, (B) the execution, delivery and performance by the Company of this Agreement and the other Equity Documents and the transactions contemplated hereby and thereby or (C) any actions taken by or omitted to be taken by any of the Investor Indemnified Persons in connection with this Agreement and the other Equity Documents or the transactions contemplated hereby and thereby, except, in each case, to the extent such Losses result from the gross negligence or willful misconduct of the Investor Indemnified Persons.

         (b) All indemnification rights hereunder shall survive indefinitely the execution and delivery of the Equity Documents and the consummation of the transactions contemplated herein and therein, notwithstanding any inquiry or examination made for or on behalf of, or any knowledge of any of the Investors and/or any of the other Investor Indemnified Parties or the acceptance by any such Investor of any certificate or opinion.

                                  ARTICLE VII

                                  MISCELLANEOUS

7.1      EXPENSES.

         (a) The Company agrees to pay, and hold the Investors harmless against Liability for the payment of: (i) the reasonable out-of-pocket expenses (including attorneys' and accountants' fees and expenses) of the Investors arising in connection with its due diligence and the negotiation and execution of this Agreement and the other Equity Documents and the consummation of the transactions contemplated by this Agreement and the other Equity Documents which shall be payable at the Closing and may be netted from the wire transfers contemplated by Section 2.3, (ii) the reasonable out-of-pocket expenses (including attorneys' fees and expenses) of the Investors with respect to documentation of the conversion of the Preferred Shares or any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, or the other agreements contemplated hereby and (iii) the reasonable fees and expenses incurred by the Investors with respect to the enforcement by the Investors or their permitted assigns of their rights granted under this Agreement, or the agreements contemplated hereby.

         (b) The Company further agrees that it will pay, and will save the Investors harmless from, any and all Liability with respect to any stamp or similar Taxes which may be determined to be payable in connection with the execution and delivery and performance of the Equity Documents or any modification, amendment or alteration of the terms or provisions of the Equity Documents, and that it will similarly pay and hold the Investors harmless from all issue Taxes in respect of the issuance of the Reserved Common Shares to the Investors.

7.2      PARTIES IN INTEREST; ASSIGNMENT.

         This Agreement shall bind and inure to the benefit of the Company, the Investors and their respective successors and assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties; provided, however, that each Investor may assign any of its rights under this Agreement to any Affiliate of such Investor.

7.3      ENTIRE AGREEMENT.

         This Agreement, any other Document and the other writings and agreements referred to herein or therein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

7.4      NOTICES.

         All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by internationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

(a)      if to the Company, to:

                    Exchange Applications, Inc.
                    89 South Street
                    Boston, MA 02111
                    Attention:       Andrew J. Frawley
                    Telephone:       (617) 737-2244
                    Telecopy:        (617) 443-9143

                    with a copy to:

                    Bingham Dana, LLP
                    399 Park Avenue
                    New York, NY 10022-4689
                    Attention:       Neil W. Townsend
                    Telephone:       (212) 318-7722
                    Telecopy: (212) 752-5378

(b)      if to the Investors,  to:

                    InSight Capital Partners
                    527 Madison Avenue, 10th Floor
                    New York, N.Y. 10022
                    Attention:       Deven Parekh
                    Telephone:       (212) 230-9200
                    Telecopy:        (212) 230-9272

                    with a copy to:

                    O'Sullivan Graev & Karabell, LLP
                    30 Rockefeller Plaza
                    New York, New York  10112
                    Attention:       Ilan S. Nissan, Esq.
                    Telephone:       (212) 408-2400
                    Telecopy:        (212) 408-2420

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance with the provisions of this Section 7.4. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of internationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

7.5      AMENDMENTS.

         This Agreement may not be modified or amended, or any of the provisions hereof be waived, except by written agreement of the Company and the Requisite Preferred Holders.

7.6      GOVERNING  LAW; WAIVER OF JURY TRIAL.

         (a) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal Law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive Law of some other jurisdiction would ordinarily or necessarily apply.

         (b) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

7.7      NO THIRD PARTY RELIANCE.

         Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Investors to enter into this Agreement and the other Equity Documents (and the Company acknowledges that the Investors have expressly relied thereon) and (b) are solely for the benefit of the Investors. Accordingly, no third party (including, without limitation, any holder of Securities of the Company) or anyone acting on behalf of such third party (other than the Investors) shall be a beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Investors or the Company with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Agreement or otherwise.

7.8      SUBMISSION TO JURISDICTION.

         Any Proceeding with respect to this Agreement or the other Equity Documents may be brought in the courts of the State of New York and the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company hereby irrevocably waives, in connection with any such action or Proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or Proceeding in such respective jurisdictions. The Company hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein. Nothing herein shall affect the right of the Investors to serve process in any other manner permitted by Law or to commence Proceedings or otherwise proceed against the Company in any other jurisdiction.

7.9      EXTENSION; WAIVER.

         The parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, and any such waiver shall not operate or be construed as a waiver of any subsequent breach by the other party.

7.10     SEVERABILITY.

         It is the desire and intent of the parties that the provisions of this Agreement and the other Equity Documents be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement and the other Equity Documents would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement and the other Equity Documents or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement and the other Equity Documents or affecting the validity or enforceability of such provision in any other jurisdiction.

7.11     INDEPENDENCE OF AGREEMENTS.

         All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of the representation and warranty first referred to in this sentence.

7.12     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

7.13     TERMINATION OF THE FINANCING DOCUMENTS.

         Upon the execution and delivery by each of the parties of this Agreement and each of the other Equity Documents, and the consummation of the transactions contemplated hereby and thereby, each of the Financing Documents (other than Section 7(b) and 15 of the Note Purchase Agreement, which sections shall remain in full force and effect) shall be terminated and of no further force or effect.

7.14     ACTIONS OF THE SERIES A PREFERRED REPRESENTATIVE.

         A decision, act, consent or instruction of the Series A Preferred Representative in respect of any action hereunder shall constitute a decision of all Investors and shall be final, binding and conclusive upon each such Investor and the Company may rely upon any decision, act, consent or instruction of the Series A Preferred Representative hereunder as being the decision, act, consent or instruction of each and every such Investor. Notice delivered to the Series A Preferred Representative shall for all purposes constitute notice to all Investors. The foregoing shall be binding upon all Investors and all transferees and assignees thereof.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.


                           COMPANY:
                           --------

                           EXCHANGE APPLICATIONS, INC.



                           By: /s/ Andrew J. Frawley
                              ----------------------------------------
                           Name: Andrew J. Frawley
                           Title: Chief Executive Officer

                           INVESTORS:
                           ----------

                           INSIGHT CAPITAL PARTNERS IV, L.P.
                           By: Insight Venture Associates IV, L.L.C., its General Partner



                           By: /s/ Deven Parekh
                              ----------------------------------------
                           Name: Devin Parekh
                           Title: Partner

                           INSIGHT CAPITAL PARTNERS (CAYMAN) IV, L.P.
                           By: Insight Venture Associates IV, L.L.C., its General Partner


                           By: /s/ Deven Parekh
                              ----------------------------------------
                           Name: Devin Parekh
                           Title: Partner

                           INSIGHT CAPITAL PARTNERS IV (FUND B), L.P.
                           By: Insight Venture Associates IV, L.L.C., its General Partner


                           By: /s/ Deven Parekh
                              ----------------------------------------
                           Name: Devin Parekh
                           Title: Partner

                           INSIGHT CAPITAL PARTNERS IV (CO-INVESTORS), L.P.
                           By: Insight Venture Associates IV, L.L.C., its General Partner



                           By: /s/ Deven Parekh
                              ----------------------------------------
                           Name: Devin Parekh
                           Title: Partner

                                                                      SCHEDULE I

                                                  INVESTORS
                                                  ---------


                                                       PREFERRED                                       NOTE
                    NAME AND ADDRESS                     SHARES          CASH PURCHASE PRICE          AMOUNT
                    ----------------                     ------          -------------------          ------
INSIGHT CAPITAL PARTNERS IV, L.P.                      4,125,449            $4,047,659.59          $1,161,957.41
c/o InSight Capital Partners
527 Madison Avenue, 10th Floor
New York, New York 10022
Attention:  Deven Parekh

INSIGHT CAPITAL PARTNERS (CAYMAN) IV, L.P.               471,825              $462,928.25            $132,892.36
c/o InSight Capital Partners
527 Madison Avenue, 10th Floor
New York, New York 10022
Attention:  Deven Parekh

INSIGHT CAPITAL PARTNERS IV                               35,828               $35,152.31             $10,091.29
(FUND B), L.P.
c/o InSight Capital Partners
527 Madison Avenue, 10th Floor
New York, New York 10022
Attention:  Deven Parekh

INSIGHT CAPITAL PARTNERS IV (CO-INVESTORS), L.P.         692,543              $679,484.36            $195,058.94
c/o InSight Capital Partners
527 Madison Avenue, 10th Floor
New York, New York 10022
Attention:  Deven Parekh

                    TOTAL:                             5,325,645             5,225,224.51          $1,500,000.00
                                                                             ============          =============

                                  SCHEDULE 3.1
                                  ORGANIZATION


1.                EXCHANGE APPLICATIONS, INC.

                    Massachusetts


2.                CUSTOMER ANALYTICS, INC.

                    Massachusetts
                    Texas

3.                KNOWLEDGE STREAM PARTNERS, INC.

                    Illinois
                    Massachusetts

4.                GINO BORLAND INC. D/B/A EXSTATIC SOFTWARE

                    None

5.                EXCHANGE APPLICATIONS SECURITIES CORPORATION

                    None

6.                EXCHANGE APPLICATIONS FOREIGN SALES CORPORATION

                    None

7.                XCHANGE K.K.

                    None

8.                XCHANGE UK LTD.

                    None

9.                XCHANGE ASIA PACIFIC PTY LTD.

                    None

                                  SCHEDULE 3.2
                                 CAPITALIZATION






As of January 9, 2001, the following is a summary of information concerning options:

         COLUMN A             COLUMN B                      COLUMN C
         Options              Options                       Options Outstanding
         Reserved             Reserved for Future Grant

         12,185,499           7,577,823                     4,607,676


Payment and Registration Rights Agreement, dated as of December 28, 1999, between the Company and Microstrategy Incorporated.


The Company has implemented an Option Exchange Program. Pursuant to such Program, certain employees may elect to have certain of their options cancelled in exchange for an agreement by the Company to grant new options six months after the date of such cancellation. The deadline for participation in this Program was December 16, 2000. As of that date, 3,108,036 options had been returned by employees for cancellation. The 3,108,036 figure represents the total options covered by the Program.

                                  SCHEDULE 3.7
                    COMMISSION FILINGS; FINANCIAL STATEMENTS




                                      NONE.

                                  SCHEDULE 3.11
                          INTELLECTUAL PROPERTY RIGHTS




                                      NONE.

                                  SCHEDULE 3.12
                        LITIGATION AND OTHER PROCEEDINGS







                                      NONE.

                                  SCHEDULE 3.14
                               REGISTRATION RIGHTS




         Payment and Registration Rights Agreement, dated as of December 28, 1999, between the Company and Microstrategy Incorporated.



         Registration Rights Agreement, dated as of June 28, 2000, between the Company, and Steve Carpenter in his capacity as Shareholder Representative pursuant to the Agreement and Plan of Merger, dated as of June 6, 2000, among the Company, Customer Analytics Holdings, Inc., CAH Acquisition Corporation, and certain shareholders of Customer Analytics listed on Exhibit A attached thereto.



         Agreement and Plan of Merger and Reorganization, dated as of March 20, 2000, between Exchange Applications, Inc., KSP Acquisition Corp., Knowledge Stream Partners, Inc., and Robert van der Hooning (Section
         5.2 "Registration Statement").

                                                                       EXHIBIT A
                                                                       ---------

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

         See attached Exhibit 10.2 to this 8-K filed January 24, 2001.

                                                                       EXHIBIT B
                                                                       ---------

                           CERTIFICATE OF DESIGNATION
                           --------------------------

         See attached Exhibit 4.1 to this 8-K filed January 24, 2001.

                                                                       EXHIBIT C
                                                                       ---------


                                 FORM OF OPINION
                                 ---------------


                                January 10, 2001


To the Investors referred to below
c/o InSight Capital Partners
527 Madison Avenue, 10th Floor
New York, New York 10022
Attention: Deven Perekh

Re:      Exchange Applications, Inc.
         --------------------------

Ladies and Gentlemen:

We have acted as counsel to Exchange Applications, Inc., a Delaware corporation (the "Company"), in connection with the execution and delivery by the Company of the Securities Purchase Agreement, dated as of January 10, 2001 (the "Purchase Agreement"), among the Company and the Investors listed on Schedule I thereto (the "Investors"), and the transactions contemplated thereby. Capitalized terms used herein and not otherwise defined shall have the respective meanings given such terms in the Purchase Agreement. This opinion is rendered to you pursuant to Section 5.1(e) Purchase Agreement.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon (a) the representations and warranties of the Company set forth in the Purchase Agreement and each of the other Transaction Documents (as defined below), (b) the representations and warranties of the Investors set forth in the Purchase Agreement and (c) certificates of certain of the officers of the Company and have assumed, without independent inquiry, the accuracy of those representations, warranties, and certificates. For purposes of our opinion rendered in paragraph 1 below, with respect to the incorporation, organization, existence, qualification, or standing of the Company, our opinion relies entirely upon and is limited by those certificates of public officials attached hereto as Exhibit A.

Although we act generally as counsel to the Company, our representation is limited to matters individually referred to us by the Company's management.

In connection with this opinion, we have examined originals or copies of the following documents:

         (i)      the Purchase Agreement;

         (ii)     the Registration Rights Agreement;

         (iii) the Certificate of Incorporation of the Company (including the Certificate of Designation) (collectively (the "Charter"), certified by the Secretary of State of the State of Delaware on January 10, 2001, and certified by an officer of the Company as of the date hereof as being true, complete and correct and in full force and effect;

         (iv) the By-Laws of the Company (the "By-Laws") (the Charter and the By-Laws together being referred to sometimes herein as the "Governing Documents"), certified by an officer of the Company as of the date hereof as being true, complete and correct and in full force and effect;

         (v) the certificate of certain officers of the Company, as of the date hereof, as to certain actions taken by the Board of Directors of the Company, and as to the titles, incumbency, and specimen signatures of certain officers of the Company; and

         (vi) those certificates of certain public officials with respect to the Company attached hereto as Exhibit A.

The documents specified in paragraphs (i) and (ii) above are referred to herein, collectively, as the "Transaction Documents". We have examined the documents listed in the preceding paragraph and such other corporate and public records and agreements, instruments, certificates and other documents as we have deemed necessary or appropriate for the purposes of this opinion.

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

For purposes of this opinion, we have made such examination of law as we have deemed necessary. This opinion is limited solely to the internal substantive laws of the State of New York as applied by courts located in New York without regard to choice of law, the federal laws of the United States of America (except for Federal and state securities or blue sky laws, as to which we express no opinion in this letter, other than as expressly set forth in Paragraph 6 below), and the Delaware General Corporation Law as applied by courts located in Delaware (the "DGCL"), and we express no opinion as to the laws of any other jurisdiction. No opinion is given herein as to any contractual choice of law provision or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Transaction Documents.

Our opinion is further subject to the following exceptions, qualifications and assumptions, all of which we understand to be acceptable to you:

         (a) We have assumed without any independent investigation that (i) each party to the Transaction Documents, other than the Company, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under the Transaction Documents, (ii) each party to the Transaction Documents, other than the Company, at all times relevant thereto, had and has the full power, authority and legal right under its certificate of incorporation, partnership agreement, by-laws, and other governing organizational documents, and the applicable corporate, partnership, or other enterprise legislation and other applicable laws, as the case may be, to execute, deliver, and perform its obligations under, the Transaction Documents and (iii) each party to the Transaction Documents, other than the Company, has duly authorized, executed, and delivered each of the Transaction Documents to which it is a party.

         (b) We have assumed without any independent investigation (i) that the Company has received the agreed to and stated consideration for the incurrence of the obligations applicable to it under the terms of the Transaction Documents, (ii) that each of the Transaction Documents is a valid and binding obligation of each party thereto other than the Company, and
                  (iii) that each of the Transaction Documents is a valid and binding obligation of the Company to the extent that laws other than those of the State of New York are relevant thereto (other than the laws of the United States of America, and the DGCL, but only to the limited extent the same may be applicable to the Company and relevant to our opinions expressed below); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of the Company or any other Person, whether under any of the Transaction Documents or otherwise.

         (c) The enforcement of any obligations of the Company or any other Person, whether under any of the Transaction Documents or otherwise, may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights).

         (d) We express no opinion as to the enforceability of any particular provision of any of the Transaction Documents relating to remedies after default.

         (e) We express no opinion as to the availability of any specific or equitable relief of any kind.

         (f) The enforcement of any of your rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         (g) We express no opinion as to the enforceability of any particular provision of any of the Transaction Documents relating to (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) waivers or variations of provisions which are not capable of waiver or variation under Sections 1-102(3), 9-501(3), or other provisions of the Uniform Commercial Code ("UCC") of the State of New York (the "New York UCC"), (v) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights, including provisions for indemnification or for contribution in lieu thereof, or (vi) the the payment of any premium, liquidated damages, or other amount which may be held by any court to be a "penalty" or a "forfeiture".

         (h) When any opinion set forth below is given to our knowledge, or to the best of our knowledge, or with reference to matters of which we are aware or which are known to us, or with a similar qualification, that knowledge is limited to the actual knowledge of the individual lawyers in this firm who have participated directly and substantively in the specific transactions to which this opinion relates and without any special or additional investigation undertaken for the purposes of this opinion.

         (i) We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

         (j) We have assumed that neither the Company nor any Person acting on behalf of the Company has engaged in any form of general solicitation or general advertising in contravention of Rule 502(c) of Regulation D promulgated under the Securities Act of 1933, as amended.

Based upon the foregoing, and subject to the limitations and qualifications set forth below, we are of the opinion that:

     1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified (or, as applicable, is authorized to do business) and is in good standing, as applicable, in each case to the extent described in the applicable certificates of public officials attached hereto as Exhibit A in the jurisdictions listed therein.

     2. The execution and delivery by the Company of each Transaction Document, and the performance by the Company of its obligations under each Transaction Document, are within the Company's corporate powers and have been duly authorized by all requisite corporate action on the part of the Company. The Company has duly executed and delivered each of the Transaction Documents.

     3. Each of the Transaction Documents constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms.

     4. The authorized capital stock of the Company consists of (i) 150,000,000 shares of common stock, $.001 par value per share ("Common Stock"), and
         (ii) 10,000,000 shares of preferred stock, $0.001 par value per share, of which 5,330,000 are designated as Series A Convertible Redeemable Preferred Stock. All issued and outstanding shares of Common Stock (other than those issued upon the exercise of stock options) are duly and validly issued, fully paid and nonassessable. The issuance, sale and delivery of the Preferred Shares in accordance with the terms of the Purchase Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Preferred Shares in accordance with the terms of the Charter have been duly authorized by all requisite corporate action on the part of the Company, and all such shares of Common Stock have been duly reserved for issuance. All of the Preferred Shares, when so issued, sold and delivered against payment therefor in accordance with the terms of the Purchase Agreement and such shares of Common Stock, when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable.

     5. The execution and delivery by the Company of each Transaction Document and the consummation of the transactions contemplated thereby, and compliance by the Company with the provisions thereof (i) will not, to the best of our knowledge, conflict with or result in a breach or default (or give rise to any right of termination, cancellation or acceleration) under any Company Contract, except for certain circumstances previously disclosed in writing to the Investors on December 15, 2000, (ii) will not violate any of the provisions of the Governing Documents of the Company or any law, statute, rule or regulation of the State of New York, or, to the best of our knowledge, any judgment, order, writ, injunction or decree of any court or other tribunal located in the State of New York, applicable to the Company or any of its properties or assets and (iii) to the best of our knowledge, will not result in the creation or imposition of any Lien on any property or asset of the Company. To the best of our knowledge, no consent or approval by, or any notification of or filing with, any court, public body or authority of the State of New York is required to be obtained or effected by the Company in connection with the execution, delivery and performance by the Company of each of the Transaction Documents or the consummation by the Company of the transactions contemplated thereby.

     6. The offer, issuance and sale of the Preferred Shares at the Closing pursuant to the Purchase Agreement and, assuming the continuing accuracy of the representations and warranties of the Investors set forth in the Purchase Agreement and based solely on the current rules and interpretations of the Securities and Exchange Commission, the issuance of the Common Stock to the Investors upon conversion of the

         Preferred Shares in accordance with the terms of the Charter do not require registration under the Securities Act of 1933, as amended.

This opinion is delivered solely to you and for your benefit in connection with the Purchase Agreement and the other Transaction Documents and may not be relied upon by you for any other purpose or furnished or referred to, or relied upon, by any other person or entity for any reason without our prior written consent.

Very truly yours,



BINGHAM DANA LLP

                                                                       EXHIBIT A
                                                                       ---------



Certificate of Good Standing for the Company issued by the Secretary of State of Delaware on January 8, 2001

Certificate of Good Standing for the Company issued by the Commonwealth of Massachusetts on January 8, 2001